SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported): January 22, 2002

		PocketSpec Technologies Inc.
                                          ------------------
      (Exact name of registrant as specified in its charter)

               Colorado		0-28789	  84-1461919
          ---------------         -----------------------  	----------------
(State or  other  jurisdiction     (Commission      (IRS Employer
of incorporation)                      File Number)      Identification No.)


               3225 East 2nd Avenue, Denver CO    	80206
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 (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (303) 393-1600



















						FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

Item 1.Changes in Control of Registrant.
Not Applicable
Item 2.Acquisition or Disposition of Assets.
On January 14, 2002, we acquired the assets of Colorimeter, LLC, a company which is in the business of dental color measurement and matching. The total purchase price was $596,385 for the assets.
The payment was in the form of 1,100,000 shares of our restricted common stock, which we valued at $.35 per share, a total of $15,000 in cash, a total of $196,385 by partial assignment of notes receivable. ColorSpec Technologies, Inc., one of our affiliates, received approximately 17% of purchase price.

The assets included an issued patent for color measurement technology which measures the red, green and blue percentages of color samples and a patent pending for measurement technology which matches the shadings of a tooth. We plan to integrate this technology with our own color technology.

In addition, we have entered into a consulting agreement with the manager of Colorimeter, LLC, Dr. S. Brett Delawter, DDS, who has agreed to provide us with technical support and promotional assistance in the dental industry. Dr. Delawter operates an established dental practice in Glendale, California.

We have also entered into a consulting agreement with Mr. Anatoly
Sedler, who is President of the Burbank Dental Laboratory. Mr. Sedler has agreed to provide testing facilities for us at his laboratory, as well as marketing assistance and consulting for our developmental dental color instruments.
Item 3.Bankruptcy or Receivership.
Not Applicable
Item 4. Changes in Registrant's Certifying Accountant.
Not Applicable
Item 5.Other Events
Not Applicable
Item 6.Resignation of Registrant's Directors.
Not Applicable
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits. Not Applicable
Item 8. Change in Fiscal Year.
Not Applicable
Item 9.Sales of Equity Securities Pursuant to Regulation S.
Not Applicable




					   SIGNATURES

Pursuant to the requirements  of the Securities  Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 22, 2002              			PocketSpec Technologies Inc.


                                        				By: /s/ F. Jeffrey Krupka
                                              				(President)